Sharecare announces third quarter 2021 financial results and operational highlights

Delivers 32% year-over-year quarterly revenue growth and exceeds guidance

Increases guidance for fiscal year ending 2021

Significant new client wins across the platform set strong foundation for financial performance in fiscal year ending 2022

ATLANTA – November 10, 2021 – Sharecare (Nasdaq: SHCR), the digital health company that helps people manage all their health in one place, today announced financial results for the quarter ended September 30, 2021.

“Our team delivered strong revenue and adjusted EBITDA ahead of guidance while increasing our investment in technology and sales to drive consistent double-digit growth going forward,” said Jeff Arnold, co-founder, chairman, and CEO of Sharecare. “All channels demonstrated strong underlying trends with Enterprise moving closer to our goal of nearly 10 million lives on the platform by year-end, Provider delivering strong record retrieval volumes, and Consumer adding a significant number of new brands to its roster at higher average revenue per program. The strength of our performance across all channels in the quarter and year-to-date supports the increase in the midpoint of our adjusted EBITDA guidance for the year as well as sets a strong foundation to deliver on our fiscal 2022 outlook.”

Third Quarter 2021 Financial Results
All comparisons, unless otherwise noted, are to the three months ended September 30, 2020.
•Revenue of $105.6 million compared to $80.2 million, an increase of $25.4 million, or 32%
•Net loss of $43.1 million compared to net loss of $6.4 million, an increase to net loss of $36.7 million. Net loss in the third quarter of 2021 included $11.1 million in non-cash stock compensation; $16.8 million in transaction related acquisition costs and other costs associated with our business combination with Falcon Capital Acquisition Corp; $12.1 million in amortization of deferred financing fees associated with the settlement of debt; and $2.3 million of other non-cash or non-operational costs. Excluding these costs, the Adjusted Net Loss was $0.8 million in the current quarter.
•Adjusted EBITDA of $7.9 million compared to $13.3 million, a decrease of $5.4 million which reflects increased investments in the current period for both technology and sales force expansion to support growth and a reversal of temporary cost reduction actions in the prior year, including furloughing employees as a direct and prudent reaction to COVID-19.
•Net loss per share of $0.13 compared to $0.03, a decrease of $0.10 which reflects the aforementioned items impacting net loss.
•Adjusted earnings per share of $0.00 compared to $0.01, a decrease of $0.01 which excludes the impact of non-cash and non-operational expenses.

Third Quarter 2021 Operational Highlights

•Added new employer, government, provider, and life sciences clients to support fiscal 2022 growth objectives. Includes a diverse group of Fortune 500 companies as well as mid-size and regional organizations.
•Launched Unwinding by Sharecare, a broad-based mental well-being app designed to help people better understand how their minds work, reduce their stress, and build healthier habits.
•Expanded leadership team with executive hires from UST and Salesforce.
•Closed the acquisition of CareLinx, a home health company with a network of 450,000 tech-enabled caregivers who deliver personal care services in the home.
•Announced enhancements to a suite of solutions for pharmaceutical and life sciences brands to enable patient engagement and optimize outcomes.
•Released new well-being research revealing broad improvements in U.S. metro areas in 2020 while gaps increased for rural America.

Financial Outlook

Q4 2021 Financial Guidance
For the three months ending December 31, 2021, the Company expects:
•Revenue in the range of $120.3 to $121.3 million, an increase of $14.7 to $15.7 million over the third quarter of 2021 and an increase of $31.9 to $32.9 million over the same period in the prior year
•Adjusted EBITDA in the range of $8 to $9 million

FY 2021 Financial Guidance
For the twelve months ending December 31, 2021, the Company expects:
•Revenue in the range of $414 to $415 million, which reflects no change from prior guidance
•Adjusted EBITDA in the range of $29 to $30 million; which reflects an increase in the midpoint of guidance range

Conference Call
The Company will host a conference call to review the second quarter results today, Wednesday, Nov. 10, 2021, at 8:00 a.m. EST. The call can be accessed by dialing (844) 284-3435 for U.S. participants, or (914) 800-3939 for international participants, and referencing the conference ID #8272107; or via live audio webcast, available online at https://investors.sharecare.com/. A webcast replay of the call will be available for on-demand listening at the same link and will remain available for approximately 90 days.

Non-GAAP Financial Measures
In addition to our financial results determined in accordance with U.S. GAAP, we believe the non-GAAP measures Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Earnings (Loss) Per Share ("Adjusted EPS") are useful in evaluating our operating performance. We use Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted EPS to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. In particular, we believe that the use of these non-GAAP measures is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures.

The calculations and reconciliations of historic Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted EPS to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, are provided below and in the accompanying financial tables. Investors are encouraged to review the reconciliations and not to rely on any single financial measure to evaluate our business.

We have not reconciled Adjusted EBITDA guidance to net income (loss) because we do not provide guidance for net income (loss) or for items that we do not consider indicative of our on-going performance, including, but not limited to, the impact of significant non-recurring items, as certain of these items are out of our control and/or cannot be reasonably predicted. Accordingly, reconciliations of Adjusted EBITDA guidance to the corresponding U.S. GAAP measures are not available without unreasonable effort.

Adjusted EBITDA
We calculate adjusted EBITDA as net income (loss) adjusted to exclude (i) depreciation and amortization, (ii) interest income, (iii) interest expense, (iv) loss on extinguishment of debt, (v) other expense/(income) (non-operating), (vi) loss from equity method investment, (vii) income tax (benefit) expense, (viii) share-based compensation, (ix) severance, (x) warrants issued with revenue contracts, and (xi) transaction and closing costs. We do not view the items excluded as representative of our ongoing operations.

Adjusted Net Income (Loss)
We calculate Adjusted net income (loss) as net income (loss) attributable to Sharecare, Inc. adjusted to exclude (i) amortization of acquired intangibles, (ii) amortization of deferred financing fees, (iii) change in fair value of warrant liability and contingent consideration, (iv) loss from equity method investments, (v) share-based compensation, (vi) severance, (vii) warrants issued with revenue contracts, (viii) transaction and closing costs, and (ix) the related income tax adjustments. We do not view the items excluded as representative of our ongoing operations.

Adjusted Earnings (Loss) Per Share
We calculate Adjusted EPS as adjusted net income (loss), as defined above, divided by the number of weighted average common shares outstanding - basic and diluted.

About Sharecare
Sharecare is the leading digital health company that helps people – no matter where they are in their health journey – unify and manage all their health in one place. Our comprehensive and data-driven virtual health platform is designed to help people, providers, employers, health plans, government organizations, and communities optimize individual and population-wide well-being by driving positive behavior change. Driven by our philosophy that we are all together better, at Sharecare, we are committed to supporting each individual through the lens of their personal health and making high-quality care more accessible and affordable for everyone. To learn more, visit www.sharecare.com.

Important Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “outlook,” “target,” “reflect,” “on track,” “foresees,” “future,” “may,”

“deliver,” “will,” “shall,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms, other comparable terminology (although not all forward-looking statements contain these words), or by discussions of strategy, plans, or intentions. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

Forward-looking statements in this press release include, but are not limited to, our ability to realize the expected benefits of partnerships or other relationships with third parties or customers on our future growth objectives and the statements under the caption “Financial Outlook.” We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results. Descriptions of some of the factors that could cause actual results to defer materially from these forward-looking statements are discussed in more detail in our filings with the U.S. Securities and Exchange Commission (the "SEC"), including the Risk Factors section of the prospectus for our business combination filed with the SEC on June 3, 2021. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Media Relations:
Jen Martin Hall
jen@sharecare.com

Investor Relations:
Evan Smith, CFA
evan.smith@sharecare.com

SHARECARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$105,618	$80,236	$293,686	$240,392
Costs and operating expenses:
Costs of revenue (exclusive of depreciation and amortization below)	51,255	36,905	144,283	117,153
Sales and marketing	12,492	6,338	36,047	24,227
Product and technology	16,334	10,459	52,600	31,606
General and administrative	46,307	15,402	85,060	53,085
Depreciation and amortization	8,751	6,056	22,601	19,103
Total costs and operating expenses	135,139	75,160	340,591	245,174
Income (loss) from operations	(29,521)	5,076	(46,905)	(4,782)
Other income (expense):
Interest income	20	8	49	61
Interest expense	(12,836)	(8,102)	(26,941)	(23,525)
Loss on extinguishment of debt	(1,148)	—	(1,148)	—
Other income (expense)	(86)	41	(20,815)	(270)
Total other expense	(14,050)	(8,053)	(48,855)	(23,734)
Loss before income tax benefit	(43,571)	(2,977)	(95,760)	(28,516)
Income tax benefit	507	467	520	694
Loss from equity method investment	—	(3,902)	—	(3,902)
Net loss	(43,064)	(6,412)	(95,240)	(31,724)
Net (loss) income attributable to noncontrolling interest in subsidiaries	51	(104)	(31)	(372)
Net loss attributable to Sharecare, Inc.	$(43,115)	$(6,308)	$(95,209)	$(31,352)

Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.13)	$(0.03)	$(0.36)	$(0.15)
Weighted-average common shares outstanding, basic and diluted (1)	334,982,150	222,927,484	263,558,268	220,150,504
(1) Retroactively restated for the Reverse Recapitalization as a result of the Business Combination as described in Notes 1 and 2 of the 10-Q

SHARECARE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	As of September 30, 2021	As of December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$325,915	$22,603
Accounts receivable, net (net of allowance for doubtful accounts of $5,712 and $5,707, respectively)	85,062	70,540
Other receivables	2,520	3,152
Prepaid expenses	10,056	3,876
Other current assets	2,502	1,521
Total current assets	426,055	101,692
Property and equipment, net	4,586	4,073
Other long term assets	11,918	6,226
Intangible assets, net	151,481	78,247
Goodwill	189,702	75,736
Total assets	$783,742	$265,974
Liabilities, Redeemable Non-Controlling Interest, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$22,248	$19,346
Accrued expenses and other current liabilities	41,828	41,669
Deferred revenue	21,037	9,907
Contract liabilities, current	4,470	4,045
Debt, current	–	1,011
Total current liabilities	89,583	75,978
Contract liabilities, noncurrent	2,894	6,261
Warrant liabilities	34,692	4,963
Long-term debt	243	171,213
Other long-term liabilities	47,814	17,015
Total liabilities	175,226	275,430
Commitments and contingencies
Redeemable non-controlling interest	—	4,000
Series A redeemable convertible preferred stock, $0.0001 par value; 5,000,000 and no shares authorized; 5,000,000 and no shares issued and outstanding, aggregate liquidation preference of $50,000 and 0 as of September 30, 2021 and December 31, 2020, respectively (1)	58,205	—
Stockholders’ equity (deficit):
Common stock $0.0001 par value; 600,000,000 and 424,353,300 shares authorized; 339,034,410 and 217,106,957 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively (1)	34	22
Additional paid-in capital	1,037,377	377,134
Accumulated other comprehensive loss	(1,728)	(702)
Accumulated deficit	(487,322)	(392,113)
Total Sharecare stockholders’ equity (deficit) (1)	548,361	(15,659)
Non-controlling interest in subsidiaries	1,950	2,203
Total stockholders’ equity (deficit) (1)	550,311	(13,456)
Total liabilities, redeemable non-controlling interest, redeemable convertible preferred stock and stockholders’ equity (deficit)	$783,742	$265,974
(1) Retroactively restated for the Reverse Recapitalization as a result of the Business Combination as described in Notes 1 and 2 in the 10-Q.

SHARECARE, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(43,064)	$(6,412)	$(95,240)	$(31,724)
Add:
Depreciation and amortization	8,751	6,056	22,601	19,103
Interest income	(20)	(8)	(49)	(61)
Interest expense	12,836	8,102	26,941	23,525
Loss on extinguishment of debt	1,148	—	1,148	—
Other expense (income)	86	(41)	20,815	270
Loss from equity method investments	—	3,902	—	3,902
Income tax benefit	(507)	(467)	(520)	(694)
Share-based compensation	11,130	630	25,517	6,443
Severance	700	506	965	2,303
Warrants issued with revenue contracts(a)	21	91	59	354
Transaction and closing costs	16,822	965	18,844	1,153
Adjusted EBITDA(b)	$7,903	$13,324	$21,081	$24,574

(a)	Represents the non-cash value of warrants issued to clients for meeting specific revenue thresholds.
(b)	Includes non-cash amortization associated with contract liabilities recorded in connection with acquired businesses.

SHARECARE, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED EARNINGS (LOSS) PER SHARE
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss attributable to Sharecare, Inc.	$(43,115)	$(6,308)	$(95,209)	$(32,312)
Add:
Amortization of acquired intangibles(a)	1,425	943	3,653	2,982
Amortization of deferred financing fees	12,135	2,195	15,466	5,616
Change in fair value of warrant liability and contingent consideration	63	30	21,719	302
Loss from equity method investments	—	3,902	—	3,902
Share-based compensation	11,130	630	25,517	6,443
Severance	700	506	965	2,303
Warrants issued with revenue contracts	21	91	59	354
Transaction and closing costs	16,822	965	18,844	1,153
Adjusted net income (loss) (b)	$(819)	$2,954	$(8,986)	$(9,257)

Weighted-average common shares outstanding, basic and diluted	334,982,150	222,927,484	263,558,268	220,150,504

Loss per share	$(0.13)	$(0.03)	$(0.36)	$(0.15)
Adjusted earnings (loss) per share	$0.00	$0.01	$(0.03)	$(0.04)

(a)	Represents non-cash expenses related to the amortization of intangibles in connection with acquired businesses.
(b)	The income tax effect of the Company’s non-GAAP reconciling items are offset by valuation allowance adjustments of the same amount given the Company is in a full valuation allowance position.